SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2008 (August 5, 2008)
XM SATELLITE RADIO HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27441	54-1878819
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1500 Eckington Place, NE
Washington, DC	20002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (202) 380-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
     As previously disclosed, in 2006, the Federal Communications Commission (“FCC”) commenced investigations regarding the compliance of FM modulator wireless transmitters in various XM radios with the FCC’s rules and the compliance of certain terrestrial repeaters with the special temporary authority granted by the FCC. On August 5, 2008, we entered into a Consent Decree with the FCC that terminated these inquiries.
     As part of the Consent Decree, we agreed, among other things, to:
• within 60 days of the order adopting the Consent Decree, cease operating 50 variant terrestrial repeaters and shut down or bring into compliance an additional 50 variant terrestrial repeaters;
• adopt a comprehensive compliance plan, and take steps to address any potentially non-compliant radios remaining in the hands of consumers; and
• make a voluntary contribution to the United States Treasury of approximately $17 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.
By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

Dated: August 11, 2008

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